UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2024

Royale Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55912	81-4596368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1530 Hilton Head Road, Suite 205 El Cajon, California	92019
(Address of Principal Executive Offices)	(Zip Code)

(619) 383-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Series B Preferred Stock Exchange

On October 11, 2024 (the “Closing Date”), Royale Energy, Inc., a Delaware corporation (the “Company”), entered into privately negotiated exchange agreements (the “Exchange Agreements”) with each of the holders (the “Preferred Holders”) of its Series B 3.5% Convertible Preferred Stock (the “Series B Preferred Stock”). Pursuant to the Exchange Agreements, which were dated effective as of June 30, 2024, each Preferred Holder exchanged all of the outstanding shares of the Series B Preferred Stock it holds to the Company in exchange for a certain number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), payment obligations of the Company evidenced by new senior notes (the “Notes”), options to purchase shares of Common Stock (the “Stock Options”), and the conveyance of certain specified property interests to a holding company owned by the Preferred Holders (the “Property Holdco”). As a result of these exchanges under the Exchange Agreements, the Company no longer has any issued and outstanding shares of the Series B Preferred Stock. In connection with the exchange transactions, the Company conveyed to the Property Holdco (i) 50% of the overriding royalty interests held by the Company and/or its affiliates in certain oil and gas properties in Alaska and (ii) the Company’s ownership in certain real property located in Kern County California.

The Company issued an aggregate of 22,198,095 shares of Common Stock (the “Preferred Exchange Common Shares”), Notes in the aggregate principal amount of $2,466,455 (the “Preferred Exchange Notes”), and stock options (the “Options”) to purchase an aggregate of 25,000,000 shares of Common Stock (the “Option Shares”) to the Preferred Holders pursuant to the Exchange Agreement.

The Options were issued to the Preferred Holders pursuant to stock option agreements (the “Stock Option Agreements”), which provide an exercise price of $0.10 per share and an option term expiring on June 30, 2029.

Set forth below are certain material terms of the Notes:

Interest: The outstanding principal balance of the Notes will bear interest at the rate of 0.00% per annum from the Closing Date through the close of business on December 31, 2025 (the “First Interest Period End Date”); and immediately thereafter the interest rate shall automatically reset such that outstanding daily principal balance of the Notes from day to day outstanding shall bear interest at a rate of five percent (5.00%) per annum at all times from the First Interest Period End Date through December 31, 2027 (the “Second Interest Period End Date”); and immediately thereafter the interest rate shall automatically reset such that outstanding daily principal balance of the Notes from day to day outstanding shall bear interest at a rate of eight percent (8.00%) per annum at all times from the Second Interest Period End Date through the maturity date.

Prepayments: The Company may prepay the Notes in whole or in part at any time without penalty or premium. Upon the closing of a sale of the Company, or substantially all assets or ownership interests of the Company at any time when amounts are outstanding under terms of the Notes, the Company will be required to prepay the outstanding principal balance due under this Notes together with all accrued and unpaid interest.

Maturity Date: June 30, 2029.

Collateral: The Notes are unsecured.

The foregoing descriptions of the Exchange Agreement, the Notes and the Options are qualified in their entirety by reference to the form of Exchange Agreement, form of Note and form of Stock Option Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Release of Certain Payment Obligations

In connection with the exchange of the Series B Preferred Stock, on the Closing Date the Company also entered into release agreements (the “Release Agreements”) with certain holders (the “Creditors”) of historical payment obligations owed by the Company to the Creditors in the aggregate amount of $2,820,424 (the “Historical Liabilities”). Pursuant to the Release Agreements, each Creditor agreed to discharge and release the Company from the Historical Liabilities in exchange for shares of Common Stock and payment obligations evidenced by additional Notes. In satisfaction and full discharge of the Historical Liabilities, the Company issued an aggregate of 2,538,378 shares of Common Stock (the “Release Shares”) and Notes in the aggregate principal amount of $282,042 (the “Release Notes”).

The foregoing descriptions of the Release Agreements are qualified in their entirety by reference to the form of Release Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Johnny Jordan, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, and Jeff Kearns, a member of the Company’s Board of Directors, were Preferred Holders and Creditors that participated in the offering personally and through entities under their control. Prior to the transactions contemplated by the Exchange Agreements and the Release Agreements, Mr. Jordan and Mr. Kearns were the beneficial owner of 26.67% and 19.92% of the Company’s issued and outstanding Common Stock, respectively. Accordingly, the Company’s entry into the Exchange Agreements, the Notes, the Stock Option Agreements, the Release Agreements and the related transaction documents was reviewed and approved by the disinterested members of the Company’s Board of Directors, who determined in good faith that the terms of these transactions were on terms no less favorable to the Company than could be obtained from unrelated third parties and fair to the Company from a financial point of view, and were approved by all of the disinterested members of the Company’s Board of Directors. Following the transactions contemplated by the Exchange Agreements and the Release Agreements, Mr. Jordan and Mr. Kearns are the beneficial owner of 26.38% and 19.67% of the Company’s issued and outstanding Common Stock, respectively.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the transactions contemplated by the Exchange Agreements and the Release Agreements Notes and the issuance of the Preferred Exchange Common Shares, the Release Shares and the Options is incorporated by reference into this Item 3.02. The issuance of the Preferred Exchange Common Shares, the Release Shares and the Options resulted in no cash proceeds to the Company. The Company did not engage any investment advisors with respect to the transactions contemplated by the Exchange Agreements or the Release Agreements, and no finders’ fees or commissions will be paid to any party in connection therewith. The Preferred Exchange Shares, the Release Shares and the Options were issued and sold by the Company in private placement transactions in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01         Regulation FD Disclosure.

On October 17, 2024, the Company issued a press release announcing the transactions contemplated by the Exchange Agreements and the Release Agreements. A copy of the press release is furnished herewith as Exhibit 99.1

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 10.1	Form of Exchange Agreement

Exhibit 10.2	Form of Note

Exhibit 10.3	Form of Stock Option Agreement

Exhibit 10.4	Form of Release Agreement

Exhibit 99.1	Press Release dated October 17, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2024

ROYALE ENERGY, INC.

By:	/s/ Johnny Jordan
Johnny Jordan
Chief Executive Officer